EXHIBIT 10.1



                                  CREDIT AGREEMENT



                              Dated as of July 12, 1994


                                        among



                                   TELEDYNE, INC.,


                           BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,

                                    as Agent and
a Letter of Credit Issuing Bank,

MELLON BANK, N.A.

and

NATIONSBANK OF TEXAS, N.A.,

as Co-Agents

                                        and

                    THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                     Arranged By

                                 BA SECURITIES, INC.

                                   TELEDYNE, INC.
                                  TABLE OF CONTENTS


Section                                                                   Page

SECTION 1
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  1.1  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . .  1
  1.2  Other Interpretive Provisions. . . . . . . . . . . . . . . . . . . . . 15
  1.3  Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . . 16

SECTION 2
THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  2.1  Amounts and Terms of Commitments . . . . . . . . . . . . . . . . . . . 17
  2.2  Loan Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  2.3  Procedure for Borrowing. . . . . . . . . . . . . . . . . . . . . . . . 18
  2.4  Conversion and Continuation Elections. . . . . . . . . . . . . . . . . 18
  2.5  Voluntary Termination or Reduction of Commitments. . . . . . . . . . . 20
  2.6  Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . 20
  2.7  Mandatory Prepayments of Loans . . . . . . . . . . . . . . . . . . . . 20
  2.8  Repayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
  2.9  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
  2.10  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  2.11  Computation of Fees and Interest. . . . . . . . . . . . . . . . . . . 22
  2.12  Payments by the Company . . . . . . . . . . . . . . . . . . . . . . . 23
  2.13  Payments by the Banks to the Agent. . . . . . . . . . . . . . . . . . 23
  2.14  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . 24

SECTION 3
THE LETTER OF CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . . 25
  3.1  The Letter of Credit Facility. . . . . . . . . . . . . . . . . . . . . 25
  3.2  Issuance, Amendment and Renewal of Letters of Credit . . . . . . . . . 26
  3.3  Existing Letters of Credit; Risk Participations, Drawings and
          Reimbursements. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  3.4  Repayment of Participations. . . . . . . . . . . . . . . . . . . . . . 31
  3.5  Role of Issuing Banks. . . . . . . . . . . . . . . . . . . . . . . . . 32
  3.6  Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . 33
  3.7  Cash Collateral Pledge . . . . . . . . . . . . . . . . . . . . . . . . 34
  3.8  Letter of Credit Fees. . . . . . . . . . . . . . . . . . . . . . . . . 35
  3.9  Uniform Customs and Practice; Conflict with L/C Applications . . . . . 35
  3.10  Withdrawal of Letter of Credit under this Agreement . . . . . . . . . 35

SECTION 4
TAXES, YIELD PROTECTION AND ILLEGALITY. . . . . . . . . . . . . . . . . . . . 36
  4.1  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
  4.2  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  4.3  Increased Costs and Reduction of Return. . . . . . . . . . . . . . . . 37
  4.4  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

Section                                                                    Page


  4.5  Inability to Determine Rates . . . . . . . . . . . . . . . . . . . . . 39
  4.6  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

SECTION 5
CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
  5.1  Conditions of Initial Credit Extensions. . . . . . . . . . . . . . . . 39
  5.2  Conditions to All Credit Extensions.   . . . . . . . . . . . . . . . . 41

SECTION 6
REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . 42
  6.1  Corporate Existence and Power. . . . . . . . . . . . . . . . . . . . . 42
  6.2  Corporate Authorization; No Contravention. . . . . . . . . . . . . . . 42
  6.3  Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . 42
  6.4  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
  6.5  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
  6.6  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
  6.7  ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
  6.8  Title to Properties. . . . . . . . . . . . . . . . . . . . . . . . . . 44
  6.9  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
  6.10  Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . 44
  6.11  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . 45
  6.12  Regulated Entities. . . . . . . . . . . . . . . . . . . . . . . . . . 45
  6.13  No Burdensome Restrictions. . . . . . . . . . . . . . . . . . . . . . 45
  6.14  Copyrights, Patents, Trademarks and Licenses, etc.. . . . . . . . . . 45
  6.15  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

SECTION 7
AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
  7.1  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 46
  7.2  Certificates; Other Information. . . . . . . . . . . . . . . . . . . . 47
  7.3  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
  7.4  Preservation of Corporate Existence, Etc . . . . . . . . . . . . . . . 48
  7.5  Maintenance of Property. . . . . . . . . . . . . . . . . . . . . . . . 48
  7.6  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
  7.7     Payment of Obligations. . . . . . . . . . . . . . . . . . . . . . . 48
  7.8  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . 49
  7.9     Inspection of Property and Books and Records. . . . . . . . . . . . 49
  7.10  Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . . . . 49

SECTION 8
NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
  8.1  Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . . . . 50
  8.2  Mergers; Disposition of Assets . . . . . . . . . . . . . . . . . . . . 52
  8.3  Loans and Investments. . . . . . . . . . . . . . . . . . . . . . . . . 53
  8.4  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . 53
  8.5  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
  8.6  Minimum Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . 54

Section                                                                   Page


  8.7  Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . 54
  8.8  Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . . . . 54

SECTION 9
EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
  9.1  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . 55
          (a)    Non-Payment. . . . . . . . . . . . . . . . . . . . . . . . . 55
          (b)    Representation or Warranty . . . . . . . . . . . . . . . . . 55
          (c)    Specific Defaults. . . . . . . . . . . . . . . . . . . . . . 55
          (d)    Other Defaults . . . . . . . . . . . . . . . . . . . . . . . 55
          (e)    Cross-Default. . . . . . . . . . . . . . . . . . . . . . . . 55
          (f)    Insolvency; Voluntary Proceedings. . . . . . . . . . . . . . 56
          (g)    Involuntary Proceedings. . . . . . . . . . . . . . . . . . . 56
          (h)    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
          (i)    Monetary Judgments . . . . . . . . . . . . . . . . . . . . . 57
          (j)    Non-Monetary Judgments . . . . . . . . . . . . . . . . . . . 57
          (k)    Change of Control. . . . . . . . . . . . . . . . . . . . . . 57
          (l)    Government Contracting . . . . . . . . . . . . . . . . . . . 57
          (m)    Governmental Proceedings . . . . . . . . . . . . . . . . . . 57
          (n)    Adverse Change . . . . . . . . . . . . . . . . . . . . . . . 58
  9.2  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
  9.3  Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . 58

SECTION 10
THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
  10.1  Appointment and Authorization . . . . . . . . . . . . . . . . . . . . 59
  10.2  Delegation of Duties. . . . . . . . . . . . . . . . . . . . . . . . . 59
  10.3  Liability of Agent. . . . . . . . . . . . . . . . . . . . . . . . . . 59
  10.4  Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . 60
  10.5  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . 61
  10.6  Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
  10.7  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
  10.8  Agent in Individual Capacity. . . . . . . . . . . . . . . . . . . . . 62
  10.9  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
  10.10  Withholding Tax. . . . . . . . . . . . . . . . . . . . . . . . . . . 63

SECTION 11
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
  11.1  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . . . 65
  11.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
  11.3  No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . . . . 66
  11.4  Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 67
  11.5  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
  11.6  Payments Set Aside. . . . . . . . . . . . . . . . . . . . . . . . . . 68
  11.7  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . 68
  11.8  Assignments, Participations, etc. . . . . . . . . . . . . . . . . . . 68
  11.9  Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

Section                                                                  Page


  11.10  Notification of Addresses, Lending Offices, Etc. . . . . . . . . . . 71
  11.11  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
  11.12  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
  11.13  No Third Parties Benefited . . . . . . . . . . . . . . . . . . . . . 72
  11.14  Governing Law and Jurisdiction . . . . . . . . . . . . . . . . . . . 72
  11.15  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 72

  SCHEDULES

    2.1        Commitments
    8.1        Permitted Liens
    11.2       Lending offices; Addresses for Notices


  EXHIBITS

     A         Form of Notice of Borrowing
     B         Form of Notice of Conversion/Continuation
     C         Form of Compliance Certificate
     D         Form of Notice of Assignment and Acceptance
     E         Form of Opinion of Counsel

                                  CREDIT AGREEMENT



             This CREDIT AGREEMENT is entered into as of July 12, 1994, among Teledyne, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as a letter of credit issuing bank and as agent for the Banks.

                                       RECITAL

             The Banks have agreed to make available to the Company a revolving credit facility with a letter of credit subfacility upon the terms and conditions set forth in this Agreement.

             NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                      SECTION 1

                                     DEFINITIONS


             1.1 Certain Defined Terms. The following terms have the following meanings:

             "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

             "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.9.

             "Agent-Related Persons" means BofA and any successor agent arising under Section 10.9 and any successor to BofA's role as an Issuing Bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

             "Agent's Payment Office" means the address for payments set forth on Schedule 11.2 in relation to the Agent, or such other address as the Agent may from time to time specify.

             "Agreement" means this Credit Agreement.

             "Applicable Account Party" means the Company or any Subsidiary of the Company which is the account party on any Letter of Credit, as selected by the Company pursuant to Section 3.2.

             "Arranger" means BA Securities, Inc., a Delaware corporation.

             "Assignee" has the meaning specified in Section 11.8(a).

             "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

             "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include each Bank in its capacity as an Issuing Bank; for purposes of clarification only, to the extent that a Bank may have any rights or obligations in addition to those of the Banks due to its status as an Issuing Bank, its status as such will be specifically referenced.

             "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. section 101, et seq.).

             "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

             "Base Rate Loan" means a Loan, or an L/C Advance, that bears interest based on the Base Rate.

             "BofA" means Bank of America National Trust and Savings Association, a national banking association.

             "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Section 2, and, other than in the case of Base Rate Loans, having the same Interest Period.

             "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.3.

             "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

             "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

             "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, each Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and each Issuing Bank. Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, each Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

             "Change of Control" means any Person, including a "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act) that includes such person, acquires, directly or indirectly (but not as the result of the reacquisition by the Company of any of its outstanding shares), beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of a majority in interest of the voting power of the voting stock of the Company.

             "Closing Date" means the date on which all conditions precedent set forth in Section 5.1 are satisfied or waived by all Banks (or, in the case of Section 5.1(e), waived by the Person entitled to receive such payment).

             "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

             "Commitment", as to each Bank, has the meaning specified in
Section 2.1.

             "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

             "Consolidated Net Income" for any period, means the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

             "Consolidated Total Assets" means, as at any date of determination, all assets of the Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

             "Consolidated Net Worth" means, as at any date of determination, the net worth of the Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

             "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

             "Conversion/Continuation Date" means any date on which, under
Section 2.4, the Company (a) converts Loans of one Type to another Type, or
(b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

             "Credit Extension" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

             "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

             "Effective Amount" means (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

             "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined ving a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

             "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

             "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety or land use matters.

             "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

             "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan; (d) a failure by the Company to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

             "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

             "Event of Default" means any of the events or circumstances specified in Section 9.1.

             "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

             "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

             "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

             "Fee Letter" has the meaning specified in Section 2.10(a).

             "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

             "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession). If any change in GAAP affects the computations of any covenants contained herein, such covenants will, if agreed upon by the Company and the Majority Banks, be amended to reflect such changes in GAAP.

             "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

             "Guaranty Obligation" has the meaning specified in the definition of "Indebtedness."

             "Honor Date" has the meaning specified in Section 3.3(c).

             "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to any letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases;
(g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) any direct or indirect liability of that Person, whether or not contingent, with or without recourse, with respect to indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above, including any obligation of that Person (A) to purchase, repurchase or otherwise acquire such indebtedness, (B) to advance funds to discharge such indebtedness, or to maintain the working capital, equity capital, net worth or solvency of any Person, (C) to purchase property, or (D) otherwise to assure or hold harmless the holder of any such indebtedness (each, a "Guaranty Obligation") (the amount of any such Guaranty Obligation shall be deemed equal to the stated or determinable amount of the indebtedness obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Guaranty Obligation, shall be equal to the maximum reasonably anticipated liability in respect thereof).

             "Indemnified Liabilities" has the meaning specified in Section
11.5.

             "Indemnified Person" has the meaning specified in Section 11.5.

             "Independent Auditor" has the meaning specified in Section 7.1(a).

             "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

             "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the first Business Day of each calendar quarter; provided, however, that if any Interest Period for a Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

             "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                   (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore

             Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                   (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                   (iii) no Interest Period for any Loan shall extend beyond the Maturity Date.

             "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

             "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

             "Issuance Date" has the meaning specified in Section 3.1(a).

             "Issue" means, with respect to any Letter of Credit, to incorporate any existing Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

             "Issuing Bank" means, for any Letter of Credit, (a) BofA in its capacity as an issuer of Letters of Credit hereunder, or (b) any other Bank agreeing in its sole and absolute discretion to act as the Issuing Bank for such Letter of Credit at the request of the Company pursuant to Section 3.2, in each case together with any replacement letter of credit issuers arising under Section 10.1(b) or Section 10.9.

             "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

             "L/C Amendment Application" means an application form or letter for amendment of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank for such letter of credit, as such Issuing Bank shall request.

             "L/C Application" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank for such letter of credit, as such Issuing Bank shall request (and which, in the case of an existing letter of credit being incorporated herein pursuant to
Section 3.3, may, at the discretion of the Issuing Bank therefor, be the existing application for such letter of credit).

             "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under Section 3.3(c).

             "L/C Commitment" means the commitment of each Issuing Bank to Issue, and the commitment of the Banks severally to participate in Letters of Credit from time to time Issued or outstanding under Section 3; provided, that the L/C Commitment shall not exceed on any date the amount of $75,000,000 in aggregate for all Issuing Banks, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.5; provided, further, that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

             "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

             "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the applicable Issuing Bank's standard form documents for letter of credit issuances.

             "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.2, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

             "Letters of Credit" means any standby letters of credit Issued by an Issuing Bank pursuant to Section 3.

             "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

             "Loan" has the meaning specified in Section 2.1, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

             "Loan Documents" means this Agreement, any Notes, the Fee Letters, the L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

             "Majority Banks" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans and L/C Advances, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the Commitments.

             "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

             "Material Adverse Effect" means any event or series of events that could reasonably be expected prospectively to (a) result in the Company being in noncompliance with Section 8.6; (b) affect materially and adversely the Company's ability to perform its obligations under this Agreement; or (c) reduce the Company's consolidated total revenues by more than 20% on an ongoing basis.

             "Maturity Date" means the earlier to occur of: (a) July 11, 1997; and (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

             "Net Issuance Proceeds" means, in respect of any issuance of equity, the cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Company, excluding the exercise of stock options under the Company's stock option plans. In the case of the issuance of debt securities after the date hereof that are convertible into equity, "Net Issuance Proceeds" shall be deemed to be received if and when such debt securities are converted into equity, and the amount of such Net Issuance Proceeds shall be an amount equal to the principal amount of the debt being converted.

             "Note" means a promissory note executed by the Company in favor of a Bank.

             "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

             "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

             "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

             "Offshore Rate" means, for any Interest Period with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

             Offshore Rate =                LIBOR
                             -----------------------------------
                             1.0 - Eurodollar Reserve Percentage

             Where,

                   "Eurodollar Reserve Percentage" means for any day for any
             Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

                   "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

             The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

             "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

             "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

             "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

             "Participant" has the meaning specified in Section 11.8(d).

             "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

             "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

             "Permitted Liens" has the meaning specified in Section 8.1.

             "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

             "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

             "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks or, if there are no Commitments, the percentage at such time of such Bank's Obligations divided by all Obligations of all Banks.

             "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

             "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

             "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

             "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

             "Significant Subsidiary" means, as of any date of determination, any Subsidiary of the Company that has on that date total assets constituting 10% or more of Consolidated Total Assets.

             "Subsidiary" of a Person means any corporation , association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

             "Swap Contracts" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices.

             "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes or any related withholding therefor) as are imposed on or measured by each Bank's net income, gross receipts or capital by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

             "Type" has the meaning specified in the definition of "Loan."

             "UCP" has the meaning specified in Section 3.9.

             "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

             "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

             1.2  Other Interpretive Provisions.

                   (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

             (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

             (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                   (ii) The term "including" is not limiting and means "including without limitation."

                   (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

             (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

             (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

             (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

             (g) This Agreement and the other Loan Documents are the result of negotiations among and has been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

             1.3  Accounting Principles.

             (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

             (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                      SECTION 2

                                     THE CREDITS


             2.1 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Loan") from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule
2.1 as such Bank's Commitment (such amount, as the same may be reduced under Section 2.5 or as a result of one or more assignments under Section 11.8, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Loans, the Effective Amount of all outstanding Loans and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments; provided, further, that the Effective Amount of the Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

             2.2 Loan Accounts. (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Banks shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Banks and each Bank shall be rebuttable presumptive evidence of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued hereunder, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

             (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s), and each Bank's record shall be rebuttable presumptive evidence of the amount of Loans made by such Bank to the Company and the Letters of Credit Issued hereunder, and the interest and payments thereon; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

             2.3 Procedure for Borrowing. (a) Each Borrowing of Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying: (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; (B) the requested Borrowing Date, which shall be a Business Day; (C) the Type of Loans comprising the Borrowing; and (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

             (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

             (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

             (d) After giving effect to any Borrowing, there may not be more than seven different Interest Periods in effect.

             2.4 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Agent in accordance with Section 2.4(b): (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or (ii) elect as of the last day of the applicable Interest Period, to continue any Loans having Interest

Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof); provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

             (b)   The Company shall deliver a Notice of
Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:(A) the proposed Conversion/Continuation Date; (B) the aggregate amount of Loans to be converted or renewed; (C) the Type of Loans resulting from the proposed conversion or continuation; and (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

             (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed by the time set forth in Section 2.4(b) to select a new Interest Period to be applicable to such Offshore Rate Loans, or, regardless of the Company's selection, if any Default or Event of Default then exists, the Company shall, subject to Section 2.4(e), be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

             (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

             (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

             (f) After giving effect to any conversion or continuation of Loans, there may not be more than seven different Interest Periods in effect.

             2.5 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Effective Amount of all Loans, and L/C Obligations together would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any termination of Commitments, shall be paid on the effective date of such termination.

             2.6 Optional Prepayments. Subject to Section 4.4, the Company may, at any time or from time to time, upon the Company's irrevocable notice delivered to the Agent (which notice must be received by the Agent (a) not less than three Business Days' prior to the prepayment date, in the case of Offshore Rate Loans and (b) on the Business Day of such prepayment, in the case of Base Rate Loans) ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of a prepayment of Offshore Rate Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

             2.7 Mandatory Prepayments of Loans. If on any date the Effective Amount of L/C Obligations exceeds the combined L/C Commitments, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the combined L/C Commitments. Subject to
Section 4.4, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Loans and L/C Advances by an amount equal to the applicable excess.

             2.8 Repayment. The Company shall repay to the Banks in full on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

             2.9 Interest. (a) Each Offshore Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus 0.45% per annum, and each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate (and subject to the Company's right to convert to other Types of Loans under Section 2.4).

             (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Loans under Section 2.6 or 2.7 for the portion of the Offshore Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

             (c) Notwithstanding Section (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the interest rate then in effect for such Obligations; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus
2%.

             (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

             2.10  Fees.  In addition to certain fees described in Section 3.8:

             (a) Arrangement, Agency, Fronting Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, shall pay an agency fee to the Agent for the Agent's own account, and shall pay a fronting fee to BofA as an Issuing Bank for its own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated July 12, 1994.

             (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to 0.1375 percent per annum. For purposes of calculating utilization under this Section, the Commitments shall be deemed used to the extent of the Effective Amount of Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Maturity Date and shall be due and payable quarterly in arrears on the first Business Day of each January, April, July and October commencing on October 3, 1994 through the Maturity Date, with the final payment to be made on the Maturity Date; provided that, in connection with any termination of Commitments under Section 2.5, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such termination. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Section 5 are not met.

             2.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

             (b) Each determination of an interest rate by the Agent shall be rebuttable presumptive evidence of such interest rate.

             2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

             (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

             (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

             2.13 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, (i) at least one Business Day prior to the date of a Borrowing of Offshore Rate Loans or (ii) upon receipt of the Borrowing Notice in the case of Base Rate Loans, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section
(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

             (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

             2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.9) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                                      SECTION 3

                            THE LETTER OF CREDIT FACILITY


             3.1 The Letter of Credit Facility. (a) On the terms and conditions set forth herein (i) BofA and each other Bank agreeing to be an Issuing Bank in accordance with Section 3.2(a) agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Maturity Date to Issue Letters of Credit for the account of an Applicable Account Party, and to amend or renew Letters of Credit previously Issued by it, in accordance with Sections 3.2(c) and 3.2(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit issued for the account of an Applicable Account Party; provided, that no Issuing Bank shall be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Loans exceeds the combined Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Loans of such Bank exceeds such Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

             (b) No Issuing Bank shall Issue, and no Bank shall be required to participate in, any Letter of Credit if, on the date of the Issuance of such Letter of Credit, to the knowledge of the Persons within the Issuing Bank who are Issuing such Letter of Credit:

                          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing

             Bank shall prohibit, or request that such Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

                          (ii) such Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 5 is not then satisfied;

                          (iii) the expiry date of any requested Letter of Credit is after the Maturity Date;

                          (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

                          (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to BofA and such Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuing Bank or BofA (whether or not BofA is the Issuing Bank);

                          (vi) any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

                          (vii) such Letter of Credit is in a face amount less than $500,000 or denominated in a currency other than Dollars; or

                          (viii) such Issuing Bank (other than BofA) has not reached mutual agreement with the Company on the amount of any fee for such Letter of Credit.

             3.2 Issuance, Amendment and Renewal of Letters of Credit. (a) Whenever the Company desires to have a Letter of Credit Issued hereunder (including having an existing letter of credit incorporated as a Letter of Credit hereunder as contemplated by Section 3.3(a)), it shall select the Bank it wishes to be the Issuing Bank for such Letter of Credit and, if such Bank is not BofA, the Company shall directly negotiate with such Bank the fronting fee and other terms not inconsistent with this Agreement, if any, to be applicable to such Letter of Credit; provided, however, that no Bank other than BofA shall be obligated to Issue any Letters of Credit hereunder unless it agrees to do so in its sole discretion. Each Letter of Credit shall be Issued upon the irrevocable written request of the Company received by the applicable Issuing Bank (with a copy sent by the Company to the Agent) at least three Business Days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application (which, in the case of an existing letter of credit, may, at the discretion of the Issuing Bank therefor, be the existing application for such letter of credit), and shall specify in form and detail satisfactory to the applicable Issuing Bank: (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) the Applicable Account Party; and (viii) such other matters as such Issuing Bank may require.

             (b) From time to time while a Letter of Credit is outstanding and prior to the Maturity Date, the Issuing Bank Issuing such Letter of Credit will, upon the written request of the Company received by such Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to such Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuing Bank may require. Any amendment extending the termination date or increasing the face amount of a Letter of Credit shall be reflected in the calculation of the Effective Amount hereunder on the date Issued by the Issuing Bank. Any other amendment to a Letter of Credit requiring the consent of the beneficiary thereof shall be reflected in the calculation of the Effective Amount hereunder only when so consented to by such beneficiary. No Issuing Bank shall be under any obligation to amend any Letter of Credit issued by it if: (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks upon the Issuance or amendment of any Letter of Credit.

             (c) At least two Business Days prior to the Issuance or amendment of any Letter of Credit, the Issuing Bank issuing or amending such Letter of Credit will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and if not, such Issuing Bank will provide the Agent with a copy thereof. Unless such Issuing Bank has received notice on or before the Business Day immediately preceding the date such Issuing Bank is to Issue or amend a Letter of Credit from the Agent directing such Issuing Bank not to Issue or amend such Letter of Credit because such issuance is not then permitted under Section 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or Section 3.1(b)(ii), then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, Issue or amend a Letter of Credit for the account of the Applicable Account Party in accordance with such Issuing Bank's usual and customary business practices.

             (d) Each Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Maturity Date, at the option of the Company and upon the written request of the Company received by such Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, such Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to such Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day), if applicable; (iii) the revised expiry date of the Letter of Credit, if applicable; and (iv) such other matters as such Issuing Bank may require. No Issuing Bank shall be under any obligation to renew any Letter of Credit if: (A) such Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit if it is required to do so. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from such Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal such Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 3.2(d) upon the request of the Company but such Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, such Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, such Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

             (e) Each Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Maturity Date.

             (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

             (g) Each Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit issued by it, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

             3.3 Existing Letters of Credit; Risk Participations, Drawings and Reimbursements. (a) Subject to the terms and conditions of this Agreement, from time to time on and after the Closing Date, the Company may request by written notice to the Agent in accordance with Section 3.2(a) that any existing standby letters of credit originally issued outside this Agreement by an Issuing Bank for the account of an Applicable Account Party be deemed for all purposes hereunder, including for purposes of the fees to be collected pursuant to Sections 3.8(a) and 3.8(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank(s) issuing such existing Letters of Credit a participation in each such Letter of Credit on the date requested by the Company pursuant to Section 3.2(a), and each drawing thereunder, in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, such existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

             (b) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank issuing such Letter of Credit a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn from time to time under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

             (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. Whether or not the Company is the Applicable Account Party, the Company shall reimburse the Issuing Bank issuing such Letter of Credit prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by such Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by such Issuing Bank. In the event the Company fails to reimburse such Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, such Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the combined Commitments and subject to the conditions set forth in Sections 5.2(b) and (c). Any notice given by such Issuing Bank or the Agent pursuant to this Section 3.3(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

             (d) Each Bank shall upon any notice pursuant to Section 3.3(c) make available to the Agent for the account of the applicable Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata

Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 3.3(e)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of such Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3.

             (e) With respect to any unreimbursed drawing that is not converted into Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Sections 5.2 (b) and (c) or for any other reason, the Company shall be deemed to have incurred from such Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank issuing such Letter of Credit pursuant to Section 3.3(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.3.

             (f) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to any Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against any Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Loans and L/C Advances under this Section
3.3 is subject to the conditions set forth in Sections 5.2 (b) and (c).

             3.4 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of the applicable Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by such Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of such Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.3 or
(ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of such Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and such Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of such Issuing Bank.
ng Bank.

             (b) If the Agent or any Issuing Bank is required at any time to return to the Company or another Person, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company or another Person to the Agent for the account of such Issuing Bank pursuant to Section 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or such Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or such Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

             3.5 Role of Issuing Banks. (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank issuing such Letter of Credit shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

             (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

             (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such Issuing Bank's willful misconduct or gross negligence or such Issuing Bank's willful failure to pay, or gross negligence in failing to pay, under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

             3.6 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse each Issuing Bank for a drawing under a Letter of Credit issued by it, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                          (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company or any Applicable Account Party in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                          (iii) the existence of any claim, set-off, defense or other right that the Company or any Applicable Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                          (v) any payment by any Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by any Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company or any Applicable Account Party in respect of any Letter of Credit; or

                          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company, any Applicable Account Party or a guarantor.

             3.7 Cash Collateral Pledge. Upon the request of the Agent, (a) if any Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (b) if, as of the Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

             3.8 Letter of Credit Fees. (a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit equal to 0.45% per annum of the average daily maximum undrawn amount of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the first Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Maturity Date, with the final payment to be made on the Maturity Date (or such later expiration date).

             (b) The Company shall pay to each Bank agreeing to be an Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by such Issuing Bank in amount agreed upon with such Issuing Bank, payable as and when agreed upon with such Issuing Bank.

             (c) The Company shall pay to each Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect.

             3.9 Uniform Customs and Practice; Conflict with L/C Applications. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit. Notwithstanding any provision of any L/C Application or L/C Amendment Application to the contrary, it is understood that in the event of any conflict between the terms of any such L/C Application or L/C Amendment Application and the terms of this Agreement, the terms of this Agreement shall control with respect to events of default, representations and warranties, and covenants, except that the Company may include in such L/C Application or L/C Amendment Application further provisions relating specifically to the transaction or affairs underlying such Letter of Credit.

             3.10 Withdrawal of Letter of Credit under this Agreement. The Company may, with the consent of the Issuing Bank Issuing such Letter of Credit, which consent may be given or withheld in its sole discretion, elect to have any undrawn Letter of Credit no longer be deemed to be a Letter of Credit Issued hereunder. Upon notice to the Agent that the Company and the applicable Issuing Bank have agreed to withdraw such a Letter of Credit, the

Agent shall notify the Banks of such fact, and such letter of credit shall no longer be a Letter of Credit hereunder.


                                      SECTION 4

                       TAXES, YIELD PROTECTION AND ILLEGALITY


             4.1 Taxes. (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

             (b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

             (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Company shall make such deductions and withholdings; and (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

             (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

             (e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to Section (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

             4.2 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

             (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

             (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

             4.3 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) after the date hereof the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or
(ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of any Issuing Bank, any increase in the cost to such Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

             (b) If any Bank shall have determined that (i) the introduction of any new Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital as of the Closing
Date) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

             4.4 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan; (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation; (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6; (d) the prepayment (including pursuant to Section 2.7) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or (e) the automatic conversion under
Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under

Section 4.3(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

             4.5 Inability to Determine Rates. If BofA determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to Section 2.9(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be. During any suspension pursuant to this Section, the Banks shall periodically review the grounds for such suspension, and shall notify the Agent when the grounds therefor no longer exist, whereupon, at the instruction of the Majority Banks, Offshore Rate Loans shall again be available.

             4.6 Survival. The agreements and obligations of the Company in this Section 4 shall survive the payment of all other Obligations.


                                      SECTION 5

                                CONDITIONS PRECEDENT


             5.1 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

             (a) Credit Agreement. This Agreement executed by each party thereto;

             (b)   Resolutions; Incumbency.

                          (i) Copies of the resolutions of the board of directors of the Company or the executive committee of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                          (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

             (c) Organization Documents; Good Standing. Each of the following documents:

                          (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                          (ii) a good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation as of a recent date;

             (d) Legal Opinions. An opinion of L. Michael Russell, Assistant General Counsel of the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit E hereto;

             (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.4;

             (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                          (i)  the representations and warranties contained in
             Section 6 are true and correct on and as of such date, as though made on and as of such date;

                          (ii) no Default or Event of Default exists or would result from the Credit Extension; and

                          (iii) there has occurred since March 31, 1994, no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect.

             (g) Notes. A Note executed by the Company for any Bank requesting a Note pursuant to Section 2.2(b).

             5.2 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) and the obligation of any Issuing Bank to Issue any Letter of Credit (including incorporating any existing letter of credit hereunder) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

             (a) Notice, Application. The Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the applicable Issuing Bank shall have agreed to any fronting fee and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

             (b) Continuation of Representations and Warranties. The representations and warranties in Section 6 shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

             (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, or Issuance Date, as applicable, that the conditions in Section 5.2 are satisfied.

                                      SECTION 6

                           REPRESENTATIONS AND WARRANTIES


             The Company represents and warrants to the Agent and each Bank that:

             6.1 Corporate Existence and Power. The Company and each of its Significant Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; unless, in each case referred to in clause (c) or clause (d), the failure to do so would not reasonably be expected to have a Material Adverse Effect.

             6.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of the Company's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or (c) violate any Requirement of Law.

             6.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

             6.4 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

             6.5 Litigation. Except as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

             6.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 9.1(e).

             6.7 ERISA Compliance. Each Plan is in substantial compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan (except for the Company's 401(k) Plan, for which a determination letter is not yet required to be received under applicable law and regulations, and the Ohio Steel Foundry Company's Retirement Income Plan for Hourly Rated Patternmaker Employees Located in Lima, Ohio (which has six participants)), each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. There are no pending, or to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rules with respect to any Plan which would reasonably result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan. There is no unfunded Pension Liability for all Pension Plans in the aggregate. The Company has not incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not transferred any Unfunded Pension Liability to any person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA.

             6.8 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect.

             6.9 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided, or other appropriate disclosures have been made, in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

             6.10 Financial Condition. (a) The audited consolidated balance sheet of the Company and its Subsidiaries dated December 31, 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

             (b) Except as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, there has been no Material Adverse Effect since December 31, 1993.

             6.11 Environmental Matters. To the best of the Company's knowledge, all operating facilities and property owned, leased, used, or operated by the Company have been, and continue to be, owned, leased, used, or operated in substantial compliance with applicable Environmental Laws except where the failure to be in substantial compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There have been no Environmental Claims received by the Company which would reasonably be expected to have a Material Adverse Effect, net of reserves established for such matters as of December 31, 1993. To the best of the Company's knowledge, there has been no release of a hazardous material at any facility or property owned, leased, used, or operated by the Company which would reasonably be expected to have a Material Adverse Effect.

             6.12 Regulated Entities. Neither of the Company nor any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

             6.13 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

             6.14 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to have such rights would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary is pending or threatened, and, to the knowledge of the Company, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

             6.15 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                      SECTION 7

                                AFFIRMATIVE COVENANTS


             So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

             7.1 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

             (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen & Co. or another nationally-recognized independent public accounting firm ("Independent Auditor"). Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

             (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as included in the Company's Quarterly Report on Form 10-Q for such quarter.

             7.2 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

             (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

             (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

             (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

             (d) promptly such other information that the Company has customarily made available to its lenders as the Agent, at the request of any Bank, may from time to time reasonably request, in such Bank's role as a responsible lender to understand the Company's current financial condition.

             7.3 Notices. The Company shall promptly notify the Agent, with sufficient copies for each Bank:

             (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default; and

             (b) of a notice from any governmental authority to the effect that the Company or any of its Subsidiaries has become ineligible or disqualified in any respect as a present or future contractor to a governmental authority with respect to ongoing business.

             Upon the request of the Agent or any Bank (and subject to Section 11.8(e)) the Company shall, to the extent so requested, provide a written statement by a Responsible Officer (i) setting forth the details of any occurrence referred to in any such notice given by the Company pursuant to this Section 7.3, (ii) stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time, and (iii) describing with particularity any and all clauses or provisions of this

Agreement or other Loan Document that have been (or foreseeably will be) breached or violated thereby.

             7.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Significant Subsidiary to: (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except as otherwise permitted by
Section 8.2; (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 8.2; (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

             7.5 Maintenance of Property. The Company shall maintain, and shall cause each Significant Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof, and the Company and each Significant Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

             7.6 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided, that the Company may self-insure for such risks.

             7.7 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves are being maintained, or other appropriate disclosures are being made, in accordance with GAAP by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

             7.8 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

             7.9 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. If the Agent or any Bank has reasonable grounds to believe that a business segment of the Company or a Significant Subsidiary has suffered, or in the near future will suffer, a significant decline, upon reasonable written notice and subject to applicable laws and regulations, the Agent or any Bank may visit various facilities of the Company and its Subsidiaries, and the Company will make available to representatives and independent contractors of the Agent or such Bank, such information that the Agent or such Bank, in its role as a responsible agent or lender, may from time to time reasonably require to understand such business segment and the Company's current financial condition. The Company will also from time to time make available to the Agent or any Bank for discussion members of its personnel who are knowledgeable about the Company's business and financial condition. The Agent and each Bank, and their respective representatives and independent contractors, shall maintain the confidentiality of any information that it receives from the Company and of any conversations or discussions that it has with any of the Company's personnel in accordance with Section 11.8(e).

             7.10 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except where compliance with such Environmental Laws is being contested in good faith or as to which a bona fide dispute may exist and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

                                      SECTION 8

                                 NEGATIVE COVENANTS


             So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

             8.1 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

             (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date (any such Lien securing Indebtedness having a net book amount in excess of $1,000,000 outstanding on such date is set forth on Schedule 8.1);

             (b)   any Lien created under any Loan Document;

             (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7, provided that no notice of lien has been filed or recorded under the Code or, if a notice has been so filed or recorded, such Lien would not reasonably be expected to have a Material Adverse Effect;

             (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of staying the forfeiture or sale of the property subject thereto;

             (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

             (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

             (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

             (h) Liens on assets of corporations which become Subsidiaries after the date of this Agreement; provided, however, that the net book amount of the Indebtedness secured by any and all of such Liens does not exceed, together with the aggregate net book amount of Indebtedness secured by Liens permitted by Sections 8.1(i), 8.1(j) and 8.1(m), 25% of the Company's Consolidated Total Assets (calculated in accordance with GAAP, as of the most recent date for which financial statements are available);

             (i) Liens securing Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring property by the Company or its Subsidiaries in the ordinary course of business; provided, however, that
(i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and
(iv) the net book amount of the Indebtedness secured by any and all of such Liens shall not at any time exceed, together with the aggregate net book amount of Indebtedness secured by Liens permitted by Sections 8.1(h), 8.1(j) and 8.1(m), 25% of the Company's Consolidated Total Assets (calculated in accordance with GAAP, as of the most recent date for which financial statements are available;

             (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

             (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

             (l) Liens consisting of pledges of cash collateral or government securities to secure obligations under Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions, provided that the counterparty to such Swap Contract is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto; and

             (m) Liens securing Indebtedness having a net book value not exceeding 10% of the Company's Consolidated Total Assets (calculated in accordance with GAAP, as of the most recent date for which financial statements are available).

             8.2 Mergers; Disposition of Assets. The Company shall not, nor permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse), merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or enter into any agreement to do any of the foregoing, except:

             (a) any Subsidiary may merge with the Company, provided that the Company is the surviving corporation, or with any one or more Subsidiaries of the Company, provided that in any such transaction involving a Subsidiary wholly-owned by the Company such Subsidiary shall be the surviving corporation;

             (b) the Company or any of its Subsidiaries may acquire any Person by merger or consolidation provided the Company or any such Subsidiary is the surviving corporation;

             (c) any Subsidiary of the Company may sell or otherwise transfer all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary of the Company;

             (d) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

             (e) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

             (f) the Company and any of its Subsidiaries may transfer, sell or otherwise dispose of assets in one or more transactions having an aggregate value (calculated in accordance with GAAP) for all such transactions not exceeding 25% of the aggregate value (calculated in accordance with GAAP, as of the most recent date for which financial statements are available) of the Company's Consolidated Total Assets prior to such transfer, sale or disposition;

provided, that no Event of Default or event or condition which, with the passage of time or the giving of notice, or both, shall become an Event of Default, shall exist prior to or after giving effect to any of the foregoing actions.

             8.3 Loans and Investments. The Company shall not make any Investments in any Person including any Affiliate of the Company, except for:


             (a) Investments in cash equivalents and short term marketable securities;

             (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

             (c) Investments by the Company in any of its Subsidiaries or by any of its Subsidiaries in another of its Subsidiaries; and

             (d) Investments having an aggregate net book amount (calculated in accordance with GAAP) not at any time exceeding 5% of the Company's Consolidated Total Assets.

             8.4 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except (a) transactions between the Company and its Subsidiaries and transactions among its Subsidiaries and (b) other transactions upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

             8.5 Use of Proceeds. (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

             (b) The Company shall not use the proceeds of the Loans or request any Letter of Credit for other than working capital or other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

             (c) The Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Company or any Affiliate of the Company. As used in this Section, "Section 20 Subsidiary" means the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (as U.S.C. section 24, Seventh), as amended.

             8.6 Minimum Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at the end of any fiscal quarter to be less than $175,000,000 plus 75% of any Net Issuance Proceeds plus (a) as of December 31, 1994, 50% of Consolidated Net Income for the fiscal quarters ending September 30, 1994 and December 31, 1994, (but without reduction for any losses), and
(b) as of the end of each calendar year thereafter, 50% of such fiscal year's Consolidated Net Income (but without reduction for any losses).

             8.7 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof, except for lines of business not exceeding 10% of the revenues of the Company and its Subsidiaries on a consolidated basis.

             8.8 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as permitted by GAAP.

                                      SECTION 9

                                  EVENTS OF DEFAULT


             9.1 Events of Default. Any of the following shall constitute an "Event of Default":

             (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

             (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

             (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Section 8.6; or

             (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the Agent shall have given written notice to the Company; or

             (e) Cross-Default. The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; provided, however, that the foregoing provisions shall not apply to any default or defaults by one of more Subsidiaries where the aggregate assets of such Subsidiaries do not exceed 10% of the Consolidated Total Assets of the Company; or

             (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; provided, however, that the foregoing provisions shall not apply to any such event or events commenced by or against one or more Subsidiaries where the aggregate assets of such Subsidiaries do not exceed 10% of the Consolidated Total Assets of the Company; or

             (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; provided, however, that the foregoing provisions shall not apply to any such event or events commenced by or against one or more Subsidiaries where the aggregate assets of such Subsidiaries do not exceed 10% of the Consolidated Total Assets of the Company; or

             (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or would reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan or the PBGC which would reasonably be expected to have a Material Adverse Effect; or (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Company which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount which would reasonably be expected to have a Material Adverse Effect; or

             (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; provided, however, that the foregoing provisions shall not apply to any such events entered against one of more Subsidiaries where the aggregate assets of such Subsidiaries do not exceed 10% of the Consolidated Total Assets of the Company; or

             (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

             (k)   Change of Control.  There occurs any Change of Control; or

             (l) Government Contracting. If any governmental authority shall notify or otherwise advise the Company or any of its Subsidiaries in writing that the Company or any of its Subsidiaries has become ineligible or disqualified in any respect as a present or future contractor to a governmental authority with respect to ongoing government business that for the last calendar year would have represented 15% of the Company's and its Subsidiaries' consolidated revenues; or

             (m) Governmental Proceedings. The aggregate liability of the Company and its Subsidiaries under (a) all judgments, orders or decrees which are entered against the Company or any Subsidiary, and (b) all settlements or agreements which are entered into or consented by the Company or any Subsidiary, in connection with governmental investigations, complaints and court, administrative and other proceedings, exceeds $200,000,000 in the aggregate since December 31, 1993 (net of reserves for such matters established as of December 31, 1993); or

             (n)   Adverse Change.  There occurs a Material Adverse Effect.

             9.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

             (a) declare the commitment of each Bank to make Loans and any obligation of any Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

             (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

             (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section
(f) or (g) of Section 9.1 (in the case of clause (i) of Section (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of any Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, any Issuing Bank or any Bank.

             9.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                     SECTION 10

                                      THE AGENT


             10.1 Appointment and Authorization. (a) Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

             (b) Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that such Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Section 10 with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Section 10, included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Bank.

             10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

             10.3  Liability of Agent.  None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

             10.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or all Banks, where such action would require the unanimous consent of the Banks as described in the first proviso to Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

             (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

             10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will promptly notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

             10.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

             10.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

             10.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or an Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or an Issuing Bank, and each Issuing Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Issuing Bank.

             10.9 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as an "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

             10.10  Withholding Tax.  (a) If any Bank is a "foreign
corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent: (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement; (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form
W-9; and     (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax. Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

             (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

             (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

             (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

             (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                     SECTION 11

                                    MISCELLANEOUS


             11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

             (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.2(a));

             (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

             (c) except as provided in Section 2.4(c), reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

             (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

             (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of such Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

             11.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

             (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Section 2, 3 or 10 shall not be effective until actually received by the Agent, and notices pursuant to Section 3 to any Issuing Bank shall not be effective until actually received by such Issuing Bank at the address specified, in the case of BofA, for BofA as an "Issuing Bank" on
Schedule 11.2, and in the case of any other Bank, at the address specified for such Bank in Schedule 11.2.

             (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

             11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

             11.4  Costs and Expenses.  The Company shall:

             (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and an Issuing Bank) within five Business Days after demand (subject to Section 5.1(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent and an Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and an Issuing
Bank) with respect thereto; and

             (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to Section 5.1(e)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

             11.5 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person to the extent it relates to a breach or negligence by the Company in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

             11.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

             11.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

             11.8 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent and the Issuing Banks (which consents of the Company, unless such assignment results in additional costs to the Company under Section 4, shall not be unreasonably withheld) at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Banks shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment, the L/C Commitment, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent a Notice of Assignment and Acceptance in the form of Exhibit D ("Notice of Assignment and Acceptance") and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $2,500.

             (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Notice of Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Notice of Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Notice of Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

             (c) Immediately upon each Assignee's making its processing fee payment under the Notice of Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

             (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations,
(iii) the Company, the Issuing Banks and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to
Section 11.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

             (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or any Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, unless the Bank is aware that such source is bound by a confidentiality agreement or does not have the right to disclose such information with the Company; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors who are bound to keep such information confidential as provided herein; (G) to any actual or potential Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder, and (H) as expressly permitted under the terms of any other document or agreement regarding the confidentiality to such information; provided, that in the case of clauses (B) through (D) above, such Bank will use best efforts to notify the Company if not prohibited by applicable law so that the Company may seek an appropriate protective order.

             (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

             11.9 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

             11.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

             11.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

             11.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

             11.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

             11.14 Governing Law and Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

             (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

             11.15 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, oral or written, relating to the subject matter hereof and thereof.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                     TELEDYNE, INC.


                                     By:/S/ Douglas J. Grant
                                        -----------------------

                                     Name: Douglas J. Grant
                                          ----------------------

                                     Title: Treasurer
                                           ---------------------


                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION,    as Agent


                                     By:-------------------------
                                              James Hinson
                                             Vice President


                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION, as a Bank


                                     By:--------------------------
                                             Lori Kannegieter
                                              Vice President


                                     MELLON BANK, N.A. as Co-Agent and as a
                                     Bank

                                     By:/S/ James W. Emison
                                        ---------------------------

                                     Title: Senior Vice President
                                           ------------------------


                                     NATIONSBANK OF TEXAS, N.A., as Co-Agent
                                     and as a Bank

                                     By:/S/ Andrea Collias
                                        ----------------------------

                                     Title: Assistant Vice President
                                           -------------------------

(Signatures continue)
                                     THE BANK OF NEW YORK

                                     By:/S/ Olayinka Bamgbose
                                        ----------------------------

                                     Title: Assistant Vice President
                                           -------------------------


                                     UNION BANK

                                     By:/S/ Patrick M. Cassidy
                                        ----------------------------

                                     Title: Vice President
                                           -------------------------

                                                                  SCHEDULE 2.1


                               COMMITMENTS
                           AND PRO RATA SHARES





                                                     Letter of
                                                       Credit         Pro Rata
         Bank                     Commitment         Commitment         Share
         ----                     -----------        -----------   -------------


Bank of America
National Trust and
Savings Association               $40,000,000        $22,222,222     29.6296296%

Mellon Bank, N.A.                  40,000,000         22,222,222     29.6296296

NationsBank of
  Texas, N.A.                      30,000,000         16,666,667     22.2222222

The Bank of New York               15,000,000          8,333,334     11.1111111

Union Bank                         10,000,000          5,555,555      7.4074075

                                  ============       ===========    ===========

        TOTAL                     $135,000,000       $75,000,000    100.0000000%

                                                                   SCHEDULE 8.1


                           LIENS WITH A NET BOOK AMOUNT
                              IN EXCESS OF $1,000,000




  Obligation
Outstanding on
 July 12, 1994          Description                    Secured Party
- --------------   ---------------------              ---------------------

   $1,036,625    Land and improvements              Glasgow-Barren County
                 Capitalized Lease                  Industrial Authority,
                 Glasgow, Kentucky                  Kentucky

  $55,248,504 *  Land, improvements and             Chester County,
                 equipment                          South Carolina
                 Teledyne Allvac Rolling Mill
                 Richburg, South Carolina





              * At the end of each year, assets acquired by the Teledyne Allvac Rolling Mill operations in Richburg, South Carolina are conveyed to Chester County in exchange for notes purchased solely by Teledyne Industries, Inc. (all notes outstanding are owned by Teledyne Industries, Inc.). The assets are then leased to Teledyne Allvac, a division of Teledyne Industries, Inc., for an amount which equals the interest payment on the notes. For financial statement presentation, the investment in the notes is offset against the capital lease obligation and the assets of the Richburg Rolling Mill operations remain on the books at historical cost, less depreciation.

                                                                  SCHEDULE 11.2

                      OFFSHORE AND DOMESTIC LENDING OFFICES,
                               ADDRESSES FOR NOTICES


TELEDYNE, INC.

Teledyne, Inc.
1901 Avenue of the Stars
Los Angeles, CA 90067-6046
Attention:  Douglas J. Grant
            Treasurer
            Telephone:  (310) 551-4300
            Facsimile:  (310) 551-4239


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Bank of America National Trust
and Savings Association
Global Agency #5596
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Jim Hinson
               Vice President
               Telephone: (415) 622-6188
               Facsimile: (415) 622-4894


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
555 South Flower Street
Los Angeles, CA 90071
Attention:  Lori Kannegieter
               Vice President
               Telephone: (213) 228-6379
               Facsimile: (213) 228-2756

Notices as an Issuing Bank:

Bank of America National Trust
and Savings Association
International Trade
Banking Division #5655
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA  90017


OTHER BANKS


THE BANK OF NEW YORK

Domestic and Offshore Lending office:
The Bank of New York
One Wall Street, 22nd Floor
New York, NY  10266
Attention:  Lorna O. Alleyne
               Telephone:  (212) 635-6737
               Facsimile:  (212) 635-6399

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Bank of New York-Los Angeles
10990 Wilshire Blvd. S-1700
Los Angeles, CA  90024
Attention:  Olayinka Bamgbose
               Assistant Vice President
               Telephone:  (310) 996-8658
               Facsimile:  (310) 996-8667


MELLON BANK, N.A.

Domestic and Offshore Lending office:
Mellon Bank, N.A.
Three Mellon Center, Room #2302
Pittsburgh, PA  15259-0001
Attention:  Michele Sedon
               Telephone:  (412) 236-3242
               Facsimile:  (412) 236-5049

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Mellon Bank, N.A.
300 S. Grand, Suite 3800
Los Angeles, CA  90071
Attention:  Lawrence C. Ivey
               Telephone:  (213) 680-7354
               Facsimile:  (213) 626-3745


NATIONSBANK OF TEXAS, N.A.

Domestic and Offshore Lending office:
NationsBank of Texas, N.A.
901 Main Street, 67th Floor
Dallas, TX  75202
Attention:  Kay Hibbs
               Credit Services Representative
               Telephone:  (214) 508-3089
               Facsimile:  (214) 508-0944

Notices (other than borrowing notices and Notices of Conversion/Continuation):

NationsBank - Los Angeles
444 S. Flower Street, Suite 1500
Los Angeles, CA  90071
Attention:  Michele M. Shafroth
               Senior Vice President
               Telephone:  (213) 236-4907
               Facsimile:  (213) 624-5815


UNION BANK

Domestic and Offshore Lending office:
Union Bank - National Banking Department
445 S. Figueroa Street, 15th Floor
Los Angeles, CA  90071
Attention:  Wendy Frear
               Corporate Banking Operations Officer
               Telephone:  (213)  236-6608
               Facsimile:  (213)  236-6701

Notices (other than borrowing notices and Notices of Conversion/Continuation):

Union Bank - National Banking Department
445 S. Figueroa Street, 15th Floor
Los Angeles, CA  90071
Attention:  Patrick Cassidy
               Vice President
               Telephone:  (213) 236-4063
               Facsimile:  (213) 236-6701

                                                                      EXHIBIT A


                            FORM OF NOTICE OF BORROWING



TO:   Bank of America National Trust
      and Savings Association, as Agent
      1415 Market Street, 12th Floor
      San Francisco, CA  94103
      Attention:  Jim Hinson
                     Vice President


             Pursuant to Section 2.3 of that certain Credit Agreement dated as of July 12, 1994 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Teledyne, Inc., a Delaware corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"), this represents the Company's request to borrow on ___________ ____from the Banks, according to their respective Pro Rata Shares, $_________ as [Base Rate] [Offshore Rate] Loans. [The initial Interest period for such Offshore Rate is requested to be a ________-month period]. The proceeds of such Loans are to be deposited in the Company's account at the Agent.

             To the best of our knowledge and belief, the undersigned Responsible Officer hereby certifies that:

             (a) the representations and warranties of the Company contained in the Credit Agreement are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof; and

      (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing.


DATED:_____________________

                                       TELEDYNE, INC.


                                       By_______________________________

                                       Title____________________________

                                                                      EXHIBIT B

                     FORM OF NOTICE OF CONVERSION/CONTINUATION

Bank of America National Trust
and Savings Association, as Agent
1415 Market Street, 12th Floor
San Francisco, CA  94103
Attention:   Jim Hinson
                   Vice President

             1. Conversion Selection. Pursuant to Section 2.4 of that certain Credit Agreement dated as of July 12, 1994 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Teledyne, Inc., a Delaware corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"), this represents the Company's request to convert $________of existing [Base Rate] [Offshore Rate] Loans, the final day of the current Interest Period (if applicable) of which is __________, 19__, to [Offshore Rate] [Base Rate] Loans, as follows:

                                       Interest Period
                                       (Offshore
             Dollar Amount             Rate loans)

             $____________             ________months

                                       Maturing on ____, 19__

             2.    Continuation Selection (Offshore Rate Loans).  Pursuant to
Section 2.4 of the Credit Agreement, please continue $_______of existing Offshore Rate Loans, the final day of the current Interest Period of which is __________, 19____, as follows:

                                       Requested
             Dollar Amount      Interest Period

             $___________       ______ months

                                       Maturing on ______, 19___

      Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.
                                       TELEDYNE, INC.

                                       By_________________________________
                                       Title______________________________

                                                                     EXHIBIT C

                          FORM OF COMPLIANCE CERTIFICATE
                                      [DATE]


Bank of America National Trust
and Savings Association, as Agent
1415 Market Street, 12th Floor
San Francisco, CA  94103
Attention:   Jim Hinson
             Vice President

             Re:   Compliance Certificate

Ladies and Gentlemen:

             This Certificate is given in accordance with Section 7.2(b) of that certain Credit Agreement dated as of July 12, 1994 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Teledyne, Inc., a Delaware corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"). We hereby certify that:

             (a)   I am the _____________________________ of the Company;

             (b) The enclosed consolidated balance sheet, related consolidated statements of operations, cash flows and, if required, shareholders' equity have been filed in conformity with all rules and regulations of the SEC, and we have reviewed such statements in preparing this Certificate;

             (c) We have reviewed the terms of the Credit Agreement and have made or caused to be made under our supervision, a review in reasonable detail of the transactions and financial condition of the Company during the accounting period covered by the enclosed financial statements;

             (d) To the best of our knowledge and belief no event or condition exists which constitutes an Event of Default or Default as of the date of this certificate except as set forth below;

             (e) To the best of our knowledge and belief the representations and warranties set forth in Section 6 of the Credit Agreement are true, correct and complete in all material respects on and as of the date of this Certificate to the same extent as though made on and as of the date hereof;
      and

             (f) To the best of our knowledge and belief the Company is in compliance with all of the terms and conditions of the Credit Agreement except as set forth below.

             Described below (or in a separate attachment hereto) are the exceptions, if any, to paragraphs (d) and (f), listing in detail, the nature of the conditions or event, the period during which it has existed and the action which the Company has taken, is taking or proposes to take with respect to each such condition or event:

      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________

             The foregoing certifications are made and delivered this ____ day of _______________, 19__.

                                             TELEDYNE, INC.


                                             By:______________________________
                                             Title:___________________________

                                 ATTACHMENT NO. 1
                             TO COMPLIANCE CERTIFICATE


             (This attachment is as of [_____________] and pertains to the four-quarter period from [_______________] (the "Period"; the last day of the Period is referred to herein as the "Period End Date"). Financial covenant information is provided for only those covenants which are required to be tested as of the Period End Date.) All amounts are as of the Period End Date except as noted.

             Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement dated as of July 12, 1994 (such agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") by and among Teledyne, Inc., a Delaware corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"). Section references are to the sections of the Credit Agreement.


                          MINIMUM CONSOLIDATED NET WORTH

      1.     Net Issuance Proceeds, if any,
             since Closing Date:                                 $_____________

      2.     Net Issuance Proceeds to be included
             per covenant (Line 1 x 75%)                         $_____________

      3.     (December 31, 1994 and thereafter)
             50% of Consolidated Net Income for the
             fiscal quarters ending September 30, 1994
             and December 31, 1994, (but without
             reduction for any losses):             $____________

      4.     (After December 31, 1994) 50% of
             each fiscal year's Consolidated Net
             Income (but without reduction for
             any losses):                                        $____________

      5.     Minimum Consolidated Net Worth
             required pursuant to Section 8.7
             ($175,000,000 + Lines 2 + 3 + 4):                   $
                                                                  ============

      6.     Actual Consolidated Net Worth:                      $____________

                                                                       EXHIBIT D


                    FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                          ______________, 19__
TO:   Bank of America National Trust
      and Savings Association, as Agent
      1415 Market Street, 12th Floor
      San Francisco, CA  94103
      Attention:   Jim Hinson
                   Vice President


             Reference is made to the Credit Agreement dated as of July 12, 1994, (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among Teledyne, Inc., a Delaware corporation, the Banks party thereto and Bank of America National Trust and Savings Association, as Agent (the "Agent") for said Banks.

             1. We hereby give you notice of, and request your consent to, the assignment by ________________(the "Assignor") to _________________(the
"Assignee") of     % of the right, title and interest of the Assignor in and
to the Credit Agreement, including without limitation the right, title and interest of the Assignor in and to the Commitment and the L/C Commitment of the Assignor, and all outstanding Loans and L/C Obligations of the Assignor. Before giving effect to such assignment:

                   (a) the aggregate amount of the Assignor's Commitment is $_________;

                   (b) the aggregate amount of the Assignor's L/C Commitment is $_________;

                   (c) the aggregate principal amount of its outstanding Loans is $__________; and

                   (d) the aggregate principal amount of its outstanding L/C Obligations is $__________;

             2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 11.8(a) of the Credit Agreement in connection with this assignment.

             3. The Assignee agrees that, upon receiving your consent to such assignment and from and after _______________, the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

             4.  The following administrative details apply to the Assignee:

                   (a)    Offshore Lending Office:

                          Assignee name:______________________
                          Address:____________________________
                          Attention:__________________________
                          Telephone:__(___)___________________
                          Telecopier:__(___)__________________
                          Telex (Answerback):_________________

                   (b)    Domestic Lending Office:

                          Assignee name:______________________
                          Address:____________________________
                                  ____________________________
                                  ____________________________
                          Attention:__________________________
                          Telephone:__(___)___________________
                          Telecopier:__(___)__________________
                          Telex (Answerback):_________________

                   (c)    Notice Address:

                          Assignee name:______________________
                          Address:____________________________
                                  ____________________________
                                  ____________________________
                          Attention:__________________________
                          Telephone:__(___)___________________
                          Telecopier:__(___)__________________
                          Telex (Answerback):_________________

                   (d)    Payment Instructions:

                          Account No.:________________________
                                    At:_______________________
                                       _______________________
                                       _______________________
                                 Ref.:________________________
                            Attention:________________________

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                       Very truly yours,

                                       [Name of Assignor]


                                       By:________________________________
                                       Title:

                                       [Name of Assignee]


                                       By:________________________________
                                       Title:


WE HEREBY CONSENT TO THE
FOREGOING ASSIGNMENT:

TELEDYNE, INC.

By:_________________________
Title:


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Agent

By:_________________________
      Vice President


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as an Issuing Bank


By:_________________________
      Vice President

[Other Existing Issuing Banks]


By:_________________________
Title:______________________

                                                                      Exhibit E


                           FORM OF OPINION OF ASSOCIATE

                          GENERAL COUNSEL OF THE COMPANY

                                                                  July 12, 1994

To each of the Banks parties to the
Credit Agreement hereinafter
referred to and to Bank of America
National Trust and Savings Association,
as Agent

Gentlemen and Mesdames:

     I am the Associate General Counsel of Teledyne, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the negotiation, execution and delivery of that certain Credit Agreement dated as of July 12, 1994, (the "Agreement"; capitalized terms used herin shall have the meanings assigned to them in the Agreement) among the Company, the Banks party thereto and Bank of America National Trust and Savings Association, as Agent (the "Agent") for said Banks and the transactions contemplated thereby. This opinion is being furnished to you at the direction of the Company pursuant to Section 5.1(d) of the Agreement.

     I have made such inquiry of the officers of the Company and have examined such records, documents, instruments and certificates of public officials and of the Company and have considered such questions of law as I have deemed necessary for the purpose of rendering the opinions set forth herein. I have assumed the genuineness of all signatures other than those of the Company and the authenticity of all items submitted to me as originals and the conformity with originals of all items submitted to me as copies.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. Each of the Company and Teledyne Industries, Inc. (collectively, "Teledyne") is (a) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the power and authority and, to the best of my knowledge, all governmental licenses, authorizations, consents and approvals to own its

(40~91~. 02)
     7/11
assets, carry on its business and to execute, deliver, and perform its obligations under the Agreement, and (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; unless, in the case referred to in clause (c) the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     2. The execution, delivery and performance by the Company of the Agreement have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of the Company's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document listed under Exhibit 4.1 (instruments describing the rights of security holders) or Exhibits 10.1 and
10.2 (material contracts) to the Company's Form 10-K for the fiscal year ended December 31, 1993 or, to the best of my knowledge, any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject, or (c) violate any federal or California statutes, laws or regulations applicable to the Company.

     3. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by Teledyne of the Agreement.

     4. The Agreement constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     5. Except as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, to the best of my knowledge there are no actions, suits, proceedings, claims or disputes pending at law, in equity, in arbitration or before any Governmental Authority, against Teledyne or its properties which (a) purport to affect or pertain to the Agreement, or any of the transactions contemplated thereby or (b) if determined adversely to Teledyne would reasonably be expected to have a Material Adverse Effect. No injunction, writ,

(4029100.02)                                                          7/14/94
temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6. Teledyne is not an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

          My opinion in paragraph 2 as to compliance with certain statutes, laws, and regulations is based upon a review of those federal and California statutes, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Agreement.

          This opinion is solely for your benefit in connection with the Agreement and may not be relied on by you for any other purpose or by any other Person, nor may copies be delivered to, any other Person without my prior written consent.

                                                Very truly yours,

(4029100.02)
     7111194